Exhibit 99.1

Contact:	Michael R. Kourey, CFO
Polycom, Inc.
925-924-5742
mkourey@polycom.com

POLYCOM REPORTS FIRST QUARTER EARNINGS

Revenues of $192.7M;

Revenue Growth of 22 Percent Year-Over-Year

PLEASANTON, Calif.—April 26, 2007—Polycom, Inc. (NASDAQ: PLCM), the world’s leading provider of unified collaborative communications solutions, today reported its earnings for the first quarter ended March 31, 2007. As previously announced, the acquisition of SpectraLink Corporation was completed on March 26, 2007, and the financial results announced today include the results of SpectraLink’s operations from March 26 through March 31, 2007. As the acquisition closed late in the quarter, the impact on our Non-GAAP financial results was not material.

First quarter 2007 consolidated net revenues were $192.7 million, compared to $157.7 million for the first quarter of 2006. SpectraLink contributed $2.1 million to net revenues for the first quarter of 2007. Non-GAAP net income in the first quarter of 2007 was $28.6 million, or 30 cents per diluted share, including an insignificant net loss related to SpectraLink for the six day period. This compares to Non-GAAP net income of $19.8 million, or 22 cents per diluted share, for the first quarter of 2006. Non-GAAP financial measures exclude stock-based compensation expense, the effect of stock-based compensation expense on warranty rates, impact to cost of sales from purchase accounting adjustments to inventory, acquisition-related costs, purchased in-process research and development costs, amortization and impairment of purchased intangibles, restructuring costs, litigation reserves and payments, gain (loss) on strategic investments, and the income tax effect of the preceding adjustments. GAAP net income for the first quarter of 2007 was $10.2 million, or 11 cents per diluted share, compared to $14.0 million, or 16 cents per diluted share, for the same period last year. GAAP net income for the first quarter of 2007 includes charges related to the acquisition of Spectralink of $9.6 million, or 10 cents per share.

The reconciliation of the GAAP statement of operations to the respective Non-GAAP statement of operations, for the three months ended March 31, 2007 and 2006, is set forth at the end of this press release. Separately, note that the purchase price allocation for the SpectraLink acquisition was completed using information currently available. Polycom may adjust the GAAP preliminary purchase price allocation after obtaining more information regarding, among other things, asset valuations, liabilities assumed, and revisions of preliminary estimates.

On a product line basis, consolidated net revenues for the first quarter of 2007 were comprised of 56 percent video communications, or $108.0 million; 29 percent voice communications, or $56.1 million; and 15 percent network systems, or $28.6 million. This compares to the first quarter of 2006, in which consolidated net revenues were comprised of 53 percent video communications, or $83.1 million; 26 percent voice communications, or $40.8 million; and 21 percent network systems, or $33.8 million.

“Voice and video over IP (V2oIP) is making true collaboration a reality for businesses and public organizations at unprecedented levels,” said Robert Hagerty, president and CEO. “Enabled by ramping IP connectivity, Polycom video collaboration solutions have now expanded to include high definition (HD) video and telepresence—new technology vectors that are driving deeper adoption and opening customer applications. In Q1, we announced the launch of our new RMX 2000™ real-time media conferencing platform. The RMX 2000 is a flexible new architecture that delivers on-demand, multimedia conferencing for the desktop, meeting rooms, and the mobile professional. This new RMX platform addresses the growing network demand for broad HD and standard definition deployments—all with a simple end-user and IT management interface that is easy to use. We expect the RMX to be a meaningful contributor to Polycom’s network systems revenues this year.”

Hagerty continued, “At the end of the first quarter, we made a key, strategic acquisition by adding SpectraLink and its leading Voice over Wi-Fi solution to our strong organic growth engine. Mobility is a rapidly-growing market opportunity, and SpectraLink’s wireless product lines leverage the success of our SoundPoint® IP voice over IP desktop phones into the mobility environment. This addition enables Polycom to deliver compelling fixed and mobile V2oIP solutions for our customers and to capture significant synergies through our strategic partnerships, channels, and our global sales force. With the SpectraLink transaction closing more quickly than anticipated, we believe we are well positioned to capture the significant customer and financial benefits of this transaction within the year.”

“Polycom’s revenues grew organically 20 percent year-over-year in the first quarter, and 22 percent, including our acquisition of Destiny Conferencing at the beginning of the quarter, and six days of SpectraLink results,” said Michael Kourey, senior vice president, finance and administration, and CFO. “This organic growth was fueled by strength in both our video and voice product lines, with video growth accelerating to 30 percent year-over-year. Also, with the efficient close of the SpectraLink acquisition, we have already transitioned the SpectraLink product lines to Polycom’s linearity model—contributing to our record backlog and deferred revenues of $47.8 million and $71.8 million, respectively.”

About Polycom

Polycom, Inc. is the worldwide leader in unified collaborative communications (UCC) that maximize the efficiency and productivity of people and organizations by integrating the broadest array of high definition video, wired and wireless voice, and content solutions to deliver the ultimate collaborative experience. Polycom’s high quality, standards-based conferencing and collaboration solutions are easy to deploy and manage, as well as intuitive to use. Supported by an open architecture, they integrate seamlessly with leading telephony, workplace wireless telephony, and presence-based networks. With its market-driving technologies, best-in-class products, alliance partnerships, and world-class service, Polycom is the smart choice for organizations seeking proven solutions and a competitive advantage from on-demand communications and collaboration. For additional information, call 800-POLYCOM or visit the Polycom web site at www.polycom.com.

This release contains forward-looking statements, within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, regarding future events, future demand for our products, and the future performance of the Company, including statements regarding RMX as a meaningful contributor to network systems revenues this year and Polycom as being well positioned to capture significant customer and financial benefits of the SpectraLink transaction within the year. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the impact of competition on our product sales and for our customers and partners, our ability to rapidly and effectively integrate SpectraLink and its operations, potential fluctuations in results and future growth rates, the market acceptance of Polycom’s products, such as our voice and video over IP products, HD products, and RMX 2000 platform, and changing market demands, including demands for differing technologies or product and services offerings, possible delays in the development, availability and shipment of new products, increasing costs and differing uses of capital, challenges associated with integrating acquired companies, changes in key personnel, the impact of global conflicts such as those in the Middle East, and risks associated with changes in general economic conditions. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

As has been noted on the Company’s web site since April 19, 2007, Polycom will hold a conference call today, April 26, 2007, at 5:00 p.m. EDT/2:00 p.m. PDT to discuss its first quarter earnings. Robert Hagerty, chairman, president and CEO, and Michael Kourey, chief financial officer, will host the conference. You may participate by viewing the webcast at www.polycom.com or, for callers in the US and Canada, by calling 800-670-3537; and for callers outside of the US and Canada, by calling 212-676- 5289, with the pass code being Polycom. A replay of the call will also be available at www.polycom.com or, for callers in the US and Canada, at 800-633-8284; and for callers outside of the US and Canada, at 402-977-9140. The access number for the replay is 21336456. A replay of the call will also be maintained on our website at www.polycom.com under Investor Relations—Archived Conference Calls for twelve months.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed, and will be delivered on a when and if available basis.

Polycom, the Polycom logo, SpectraLink, the SpectraLink logo and SoundPoint are registered trademarks of Polycom and RMX 2000 is a trademark of Polycom in the U.S. and various countries. ©2007, Polycom, Inc. All rights reserved.

POLYCOM, INC.

Non-GAAP Condensed Consolidated Statements of Operations

Excluding Stock-based compensation expense, Effect of stock-based compensation expense on warranty rates, Impact to cost of sales from purchase accounting adjustments to inventory, Acquisition-related costs, Purchased in-process research and development costs, Amortization and impairment of purchased intangibles, Restructuring costs, Litigation reserves and payments, Gain (loss) on strategic investments, and Income tax effect of the preceding adjustments

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2007	March 31, 2006
Revenues:
Product revenues	$169,472	$138,668
Service revenues	23,246	19,045

Total revenues	192,718	157,713

Cost of revenues:
Cost of product revenues	62,381	50,106
Cost of service revenues	11,256	9,631

Total cost of revenues	73,637	59,737

Gross profit	119,081	97,976

Operating expenses:
Sales and marketing	48,412	38,735
Research and development	28,098	25,757
General and administrative	10,425	8,934

Total operating expenses	86,935	73,426

Operating income	32,146	24,550

Interest income, net	6,568	3,918
Other expense, net	(64)	(136)

Income before provision for income taxes	38,650	28,332
Provision for income taxes	10,049	8,500

Non-GAAP net income	$28,601	$19,832

Basic net income per share	$0.31	$0.23

Diluted net income per share	$0.30	$0.22

Weighted average shares outstanding for basic net income per share	90,807	88,078

Weighted average shares outstanding for diluted net income per share	94,988	89,346

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results and are excluded by management for purposes of internal budgets and making operational decisions. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2007	March 31, 2006
Revenues:
Product revenues	$169,472	$138,668
Service revenues	23,246	19,045

Total revenues	192,718	157,713

Cost of revenues:
Cost of product revenues	64,282	50,454
Cost of service revenues	11,899	10,035

Total cost of revenues	76,181	60,489

Gross profit	116,537	97,224

Operating expenses:
Sales and marketing	50,936	40,175
Research and development	30,675	27,523
General and administrative	12,476	10,177
Acquisition-related costs	1,170	45
Purchased in-process research and development	9,400	—
Amortization of purchased intangibles	1,431	1,588
Restructuring costs	213	555

Total operating expenses	106,301	80,063

Operating income	10,236	17,161

Interest income, net	6,568	3,918
Other expense, net	(64)	(136)

Income before provision for income taxes	16,740	20,943
Provision for income taxes	6,529	6,911

Net income	$10,211	$14,032

Basic net income per share	$0.11	$0.16

Diluted net income per share	$0.11	$0.16

Weighted average shares outstanding for basic net income per share	90,807	88,078

Weighted average shares outstanding for diluted net income per share	94,988	89,346

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2007
	GAAP	Excluded		Non-GAAP
Revenues:
Product revenues	$169,472	$—		$169,472
Service revenues	23,246	—		23,246

Total revenues	192,718	—		192,718

Cost of revenues:
Cost of product revenues	64,282	1,901	(a)(b)(c)	62,381
Cost of service revenues	11,899	643	(d)	11,256

Total cost of revenues	76,181	2,544		73,637

Gross profit	116,537	(2,544)		119,081

Operating expenses:
Sales and marketing	50,936	2,524	(d)	48,412
Research and development	30,675	2,577	(d)	28,098
General and administrative	12,476	2,051	(d)	10,425
Acquisition-related costs	1,170	1,170		—
Purchased in-process research and development	9,400	9,400		—
Amortization and impairment of purchased intangibles	1,431	1,431		—
Restructuring costs	213	213		—

Total operating expenses	106,301	19,366		86,935

Operating income	10,236	(21,910)		32,146

Interest income, net	6,568	—		6,568
Other expense, net	(64)	—		(64)

Income before provision for income taxes	16,740	(21,910)		38,650
Provision for income taxes	6,529	(3,520)		10,049

Net income	$10,211	$(18,390)		$28,601

Basic net income per share	$0.11	$(0.20)		$0.31

Diluted net income per share	$0.11	$(0.19)		$0.30

Weighted average shares outstanding for basic net income per share	90,807			90,807

Weighted average shares outstanding for diluted net income per share	94,988			94,988

(a)	Excluded amount includes $811 related to the amortization of purchased intangibles for core and existing technologies.
(b)	Excluded amount includes $526 for stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment” during the period and $169 related to the effect of stock-based compensation on warranty expense rates.
(c)	Excluded amount includes $395 related to purchase accounting adjustments made to inventory.
(d)	Excluded amount represents stock-based compensation expense recorded in accordance with SFAS 123R, “Share-Based Payment” during the period.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2006
	GAAP	Excluded	Non-GAAP
Revenues:
Product revenues	$138,668	$—	$138,668
Service revenues	19,045	—	19,045

Total revenues	157,713	—	157,713

Cost of revenues:
Cost of product revenues	50,454	348	50,106
Cost of service revenues	10,035	404	9,631

Total cost of revenues	60,489	752	59,737

Gross profit	97,224	(752)	97,976

Operating expenses:
Sales and marketing	40,175	1,440	38,735
Research and development	27,523	1,766	25,757
General and administrative	10,177	1,243	8,934
Acquisition-related costs	45	45	—
Purchased in-process research and development	—	—	—
Amortization and impairment of purchased intangibles	1,588	1,588	—
Restructuring costs	555	555	—

Total operating expenses	80,063	6,637	73,426

Operating income	17,161	(7,389)	24,550

Interest income, net	3,918	—	3,918
Other expense, net	(136)	—	(136)

Income before provision from income taxes	20,943	(7,389)	28,332
Provision for income taxes	6,911	(1,589)	8,500

Net income	$14,032	$(5,800)	$19,832

Basic net income per share	$0.16	$(0.07)	$0.23

Diluted net income per share	$0.16	$(0.06)	$0.22

Weighted average shares outstanding for basic net income per share	88,078		88,078

Weighted average shares outstanding for diluted net income per share	89,346		89,346

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2007	December 31, 2006
ASSETS
Current assets
Cash and cash equivalents	$190,618	$316,368
Investments	101,654	157,345
Trade receivables, net	102,629	79,057
Inventories	69,943	48,029
Deferred taxes	42,400	22,459
Prepaid expenses and other current assets	19,888	16,719

Total current assets	527,132	639,977

Property and equipment, net	54,654	39,426
Long-term investments	83,111	102,133
Goodwill	492,241	356,755
Purchased intangibles, net	105,508	12,935
Deferred taxes	39,745	16,746
Other assets	22,326	22,043

Total assets	$1,324,717	$1,190,015

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$83,198	$53,602
Accrued payroll and related liabilities	23,109	22,182
Taxes payable	2,107	58,092
Deferred revenue	48,999	40,227
Other accrued liabilities	49,856	39,780

Total current liabilities	207,269	213,883

Non-current liabilities
Deferred revenue	22,824	20,798
Taxes payable	36,247	—
Deferred taxes	37,229	—
Other non-current liabilities	9,094	8,614

Total non-current liabilities	105,394	29,412

Total liabilities	312,663	243,295

Stockholders' equity	1,012,054	946,720

Total liabilities and stockholders' equity	$1,324,717	$1,190,015

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2007	March 31, 2006
Cash flows from operating activities:
Net income	$10,211	$14,032
Adjustments:
Depreciation and amortization	5,458	5,152
Amortization and impairment of purchased intangibles	2,242	1,588
Provision for doubtful accounts	—	59
Provision for excess and obsolete inventories	237	45
Non-cash stock based compensation	8,321	5,201
Excess tax benefits from stock-based compensation	(8,665)	—
Purchase of in-process research and development	9,400	—
Loss on disposals of property and equipment	23	7

Changes in assets and liabilities, net of the effect of acquisitions:
Trade receivables	(5,848)	(4,770)
Inventories	(2,463)	1,062
Deferred taxes	3,093	—
Prepaid expenses and other assets	(2,124)	52
Accounts payable	(410)	(3,724)
Taxes payable	4,066	(536)
Other accrued liabilities	(6,694)	7,913

Net cash provided by operating activities	16,847	26,081

Cash flows from investing activities:
Purchase of property and equipment	(5,945)	(4,037)
Purchases of investments	(123,461)	(172,599)
Proceeds from sale and maturity of investments	197,565	164,279
Net cash paid in purchase acquisitions	(254,725)	—

Net cash used in investing activities	(186,566)	(12,357)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	35,304	13,711
Repurchase of common stock	—	(52,405)
Excess tax benefits from stock-based compensation	8,665	—

Net cash provided by (used in) financing activities	43,969	(38,694)

Net decrease in cash and cash equivalents	(125,750)	(24,970)
Cash and cash equivalents, beginning of period	316,368	189,271

Cash and cash equivalents, end of period	$190,618	$164,301